UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2011

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd Frank Act") was enacted. Section 1503(b)(1) of the Dodd Frank Act requires the disclosure on a Current Report on Form 8 K of the receipt of an imminent danger order (an "Order") issued under section 107(a) of the Federal Mine Safety and Health Act of 1977.

On February 3, 2011, Cliffs Logan County Coal, LLC, a wholly owned subsidiary of Cliffs Natural Resources Inc. (the "Company"), received an Order from the Federal Mine Safety and Health Administration ("MSHA") stating that two contractors were observed hanging communication line on the surface at the Company’s Powellton #1 mine using a boom truck in a manner that violated proper safety precautions for operating a boom bucket. The Company immediately addressed the issue by instructing the contractors on the proper safety precautions to be taken when operating a boom bucket and removing the contractors from the mine, which resulted in termination of the Order on February 3, 2011. In a subsequent action on February 7, 2011, MSHA modified the Order to cite the contractor rather than the Company for the improper conduct and all references to the Company were removed from such Order, as modified.

The conditions cited in the Order referred to above did not result in an accident or injury and had no material adverse impact on the Company’s operations at the Powellton mine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

February 8, 2011	By:	/s/ Gina K. Gunning

Name: Gina K. Gunning
Title: General Counsel, Corporate Affairs and Secretary